Conformis Reports Second Quarter 2022 Financial Results

BILLERICA, Mass., August 8, 2022 (GLOBE NEWSWIRE) - Conformis, Inc. (NASDAQ:CFMS), an orthopedic medical device company that features personalized knee and hip replacement products, announced today financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Summary

•Total revenue of $15.3 million. Total revenue in the second quarter of 2021 included significant non-recurring royalty revenue.
•Product revenue of $15.1 million, remained flat year-over-year on a reported basis and increased 1% on a constant currency basis.
•Conformis hip system revenue of $0.7 million, a decrease of 18% year-over-year.
•Cash and cash equivalents of $72.6 million as of June 30, 2022.

Executive Commentary – Mark Augusti, President and CEO

“Our second quarter results show signs that we are on the right long-term path. We were in-line with our revenue expectations for the quarter and continued to grow our Imprint case volume. The recent signing of our first national agreement for our new Platinum Services Program highlights that our portfolio shift is taking hold. Like many companies, we continue to deal with macro-economic and supply chain challenges that have impacted our business. In light of this, I’m pleased with the recent progress we have made on expense management. These efforts when combined with the continued positive surgeon feedback keep us confident in our long-term strategy.”

	Three months ended June 30,		Increase/(decrease)
($, in thousands)	2022	2021	$ Change	% Change	% Change
				(as reported)	(constant currency)
United States	$13,415	$13,424	$(9)	—%	—%
Rest of world	1,727	1,775	(48)	(3)%	6%
Product revenue	15,142	15,199	(57)	—%	1%
Royalty revenue	153	41,149	(40,996)	(100)%	(100)%
Total revenue	$15,295	$56,348	$(41,053)	(73)%	(73)%

Second Quarter 2022 Highlights

Revenue
•Product revenue remained flat year-over-year.
•Royalty and licensing revenue decreased year-over-year as a result of $41.0 million of royalty and licensing revenue recognized in the prior year related to non-recurring patent license settlement and development agreements.

Gross Margin
•Product gross profit margin was 35.1% in the second quarter of 2022, compared to 42.0% in the same period last year. The gross margin rate declined year-over-year as a result of higher labor and material costs, operational inefficiencies as we transition to our new business model, higher cancelled case inventory expense, and a reduction in selling price.
•Total gross profit was $5.5 million for the second quarter of 2022, compared to $47.5 million in the same period last year. The second quarter of 2021 included $41.0 million of non-recurring royalty and license revenue.

Operating Expenses
•Total operating expenses of $18.2 million, an increase of $1.6 million year-over-year.
•Sales and marketing expenses increased $0.3 million primarily due to higher personnel, marketing, and training costs partially offset by lower commissions expense.
•Research and development expenses increased $0.3 million primarily driven by higher revenue share expense and project-related costs for our new hip stem, porous coated knee, and design software enhancements.
•General and administrative expenses increased $1.0 million primarily driven by higher customer delivery related costs and professional fees related to litigation involving our intellectual property.

Net Loss
•Net loss was $15.5 million, or $0.09 per basic and diluted share, in the second quarter of 2022, compared to a net income of $38.0 million, or $0.21 per basic and diluted share, in the same period last year.
•Foreign currency exchange transaction loss was $2.4 million in the second quarter of 2022, compared to foreign currency exchange transaction income of $0.5 million in the same period last year.
•Weighted average basic and diluted shares outstanding of 180.3 million for the second quarter of 2022, compared to weighted average basic and diluted shares outstanding of 177.7 million and 180.0 million respectively, for the same period last year.

Capital Structure and Liquidity
•Cash and cash equivalents totaled $72.6 million as of June 30, 2022, compared to $100.6 million as of December 31, 2021.

Outlook
•We expect our third quarter product revenue to be in the range of $13.0 million to $14.0 million.
•We are updating our full year product revenue expectations to a range of $57 million to $61 million.
•For operating expenses, we now expect to be at the low end of our previous guidance range of $75 million to $81 million for the year.

Note on Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain information regarding the Company's financial results or projected financial results on a non-GAAP "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the adjusted current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business. Non-GAAP information is not a substitute for, and is not superior to, information presented on a GAAP basis. Company management uses these non-GAAP measures internally to measure operational performance.

Conference Call and Webcast – August 9, 2022 – 8:30 am ET

As previously announced, Mark Augusti, CEO, and Bob Howe, CFO, will host a webcast and conference call, Tuesday, August 9, 2022, at 8:30 a.m. Eastern Time to discuss this business update.

The webcast of the earnings call will be live at: https://edge.media-server.com/mmc/p/yu9ig355

To attend by telephone, please use the information below for dial-in access.
•Date and Time: August 9, 2022 – 8:30 a.m. Eastern Time
•Please register for the call. You can register any time.
•Link to register: https://register.vevent.com/register/BI5bc093e635aa4a84b04d7d3925d2dd0d
•Registration in advance is encouraged. You can then choose to be provided with the dial-in and PIN or to use the new “Call Me” feature.

The webcast will be live at: https://edge.media-server.com/mmc/p/yu9ig355
To attend by telephone, please use the information below for dial-in access.
•When prompted on dial-in, please utilize conference ID: 9056628
•Participant conference numbers: (877) 809-6331 (U.S./Canada) and (615) 247- 0224 (International).
•Please dial in at least 10 minutes before the call to ensure timely participation.

The online archive of the webcast will be available on the company’s website at ir.conformis.com for 30 days.

About Conformis, Inc.

Conformis is a medical technology company focused on advancing orthopedic patient care and creating a world without joint pain. Its product portfolio is designed to maximize surgeon and patient choice by offering fully personalized solutions through its Image-to-Implant® Platinum Services℠ Program as well as data-informed, standardized solutions that combine many benefits of personalization with the convenience and flexibility of an off-the-shelf system. Conformis’ sterile, just-in-time, Surgery-in-a-Box™ delivery system is available with all of its implants and personalized, single-use instruments. Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover personalized implants and patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at ir.conformis.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, the anticipated timing of our product launches, and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" or the negative of these terms or other and similar expressions are intended to identify forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to the novel coronavirus pandemic and the response to the pandemic; whether our cash resources will be sufficient to fund our continuing operations for the periods anticipated; risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations, and the other risks and uncertainties described in the "Risk Factors" sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, and other public filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

CONTACT:
Investor Relations
ir@conformis.com
(781) 374-5598

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2022	2021

Revenue
Product	$15,142	$15,199
Royalty and licensing	153	41,149
Total revenue	15,295	56,348
Cost of revenue	9,835	8,810
Gross profit	5,460	47,538

Operating expenses
Sales and marketing	6,562	6,304
Research and development	3,958	3,650
General and administrative	7,693	6,689
Total operating expenses	18,213	16,643
(Loss) income from operations	(12,753)	30,895

Other income and expenses
Interest income	14	39
Interest expense	(453)	(607)
Other income	—	7,252
Foreign currency exchange transaction (loss) income	(2,432)	455
Total other (expenses) income	(2,871)	7,139
(Loss) income before income taxes	(15,624)	38,034
Income tax provision	(100)	(8)

Net (loss) income	$(15,524)	$38,042

Net (loss) income per share:
Basic	$(0.09)	$0.21
Diluted	$(0.09)	$0.21
Weighted average common shares outstanding:
Basic	180,296,273	177,668,627
Diluted	180,296,273	180,015,105

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2022	December 31, 2021
Assets	(unaudited)
Current Assets
Cash and cash equivalents	$72,641	$100,556
Accounts receivable, net	9,538	9,079
Royalty and licensing receivable	155	280
Inventories, net	16,727	15,204
Prepaid expenses and other current assets	1,707	1,764
Total current assets	100,768	126,883
Property and equipment, net	9,123	10,268
Operating lease right-of-use assets	6,846	7,536
Other Assets
Restricted cash	462	562
Other long-term assets	88	92
Total assets	$117,287	$145,341

Liabilities and stockholder's equity
Current liabilities
Accounts payable	$7,179	$6,557
Accrued expenses	8,565	9,576
Operating lease liabilities	1,891	1,830
Total current liabilities	17,635	17,963
Long-term debt, less debt issuance costs	20,438	20,355
Operating lease liabilities	5,784	6,471
Total liabilities	43,857	44,789
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.00001 par value:
Authorized: 5,000,000 shares authorized at June 30, 2022 and December 31, 2021; no shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.00001 par value:
Authorized: 300,000,000 shares authorized at June 30, 2022 and December 31, 2021; 188,227,075 and 186,042,390 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	634,096	632,513
Accumulated deficit	(562,406)	(530,851)
Accumulated other comprehensive income (loss)	1,738	(1,112)
Total stockholders' equity	73,430	100,552
Total liabilities and stockholders' equity	$117,287	$145,341